Exhibit 99.1

August 31, 2022

Interpace Biosciences Completes Sale of Its Pharma Services Business to Flagship Biosciences, Inc.

●	Interpace Transitions to focused Molecular Diagnostics Business

●	Disposition of Pharma Services Expected to Improve Operating Cash Flow by nearly $5 million Annually

PARSIPPANY, NJ, Aug. 31, 2022 (GLOBE NEWSWIRE) — Interpace Biosciences, Inc. (OTCQX: IDXG) (“Interpace” or the “Company”), a leader in enabling personalized medicine, has announced the closing of a definitive asset purchase agreement under which Flagship Biosciences, Inc. has acquired the Company’s Pharma Services business (Interpace Pharma Solutions). The Company will use the proceeds from the transaction for working capital requirements and investments to help drive the growth of its molecular diagnostics business.

“With the completion of the transaction, we expect the Company’s operating cash flow to improve by nearly $5 million annually. We will be a focused Molecular Diagnostic Company offering best in class solutions and diagnostic insights, for determining the presence of certain cancers to clinicians and their patients. We believe that eliminating the negative cash flow burden of the Pharma Services business will allow the Company and management to focus time and resources on product expansion, advancing the clinical utility of existing and new products, additional revenue growth through increased client acquisition, and reimbursement increases as a result of contract and billing improvement, leading to substantially improved margins” said Dr. Thomas Burnell, President and CEO.

“In addition,” continued Dr. Burnell “I believe the focus of our resources and attention solely to innovative improvements and growth of the Diagnostics business will provide the greatest benefit to our current and new clients as well as shareholders.”

About Interpace Biosciences

Interpace Biosciences is an emerging leader in enabling personalized medicine, offering specialized services along the therapeutic value chain including early diagnosis and prognostic planning.

Clinical services, through Interpace Diagnostics, provides clinically useful molecular diagnostic tests, bioinformatics and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for improved patient diagnosis and management. Interpace has five commercialized molecular tests and one test in a clinical evaluation program (CEP): PancraGEN® for the diagnosis and prognosis of pancreatic cancer from pancreatic cysts; PanDNA, a “molecular only” version of PancraGEN® that provides physicians a snapshot of a limited number of factors; ThyGeNEXT® for the diagnosis of thyroid cancer from thyroid nodules utilizing a next generation sequencing assay; ThyraMIR® for the diagnosis of thyroid cancer from thyroid nodules utilizing a proprietary gene expression assay; and RespriDX® that differentiates lung cancer of primary versus metastatic origin. In addition, BarreGEN®, a molecular based assay that helps resolve the risk of progression of Barrett’s Esophagus to esophageal cancer, is currently in a clinical evaluation program (CEP) whereby we gather information from physicians using BarreGEN® to assist us in gathering clinical evidence relative to the safety and performance of the test and also providing data that will potentially support payer reimbursement.

For more information, please visit Interpace Biosciences’ website at www.interpace.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to the Company’s future financial and operating performance. The Company has attempted to identify forward looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward- looking statements. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statements, including, but not limited to, the reimbursement of the Company’s tests being subject to review by CMS, the adverse impact of the COVID- 19 pandemic on the Company’s operations and revenues, the substantial doubt about the Company’s ability to continue as a going concern, the possibility that the Company’s estimates of future revenue, cash flows and adjusted EBITDA may prove to be materially inaccurate, the Company’s history of operating losses, the Company’s ability to adequately finance its business and seek alternative sources of financing, the Company’s ability to repay borrowings with Comerica Bank and BroadOak, the Company’s dependence on sales and reimbursements from its clinical services, the Company’s ability to retain or secure reimbursement including its reliance on third parties to process and transmit claims to payers and the adverse impact of any delay, data loss, or other disruption in processing or transmitting such claims, and the Company’s revenue recognition being based in part on estimates for future collections which estimates may prove to be incorrect. Additionally, all forward-looking statements are subject to the “Risk Factors” detailed from time to time in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as amended, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Interpace Biosciences Contacts:

Investor Relations

Interpace Biosciences, Inc.

(855) 776-6419

Info@Interpace.com